UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

Commission File Number: 1-40392

DT Midstream, Inc.

Delaware	38-2663964
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant’s address of principal executive offices: 500 Woodward Ave., Suite 2900, Detroit, Michigan 48226-1279

Registrant’s telephone number, including area code: (313) 402-8532

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, par value $0.01	DTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On March 7, 2023, Wright Lassiter III, a member of the board of directors (the “Board”) of DT Midstream, Inc. (the “Company”), Chair of the Corporate Governance Committee of the Board, member of the Organization and Compensation Committee of the Board, member of the Environmental, Social and Governance Committee of the Board and the Company’s Lead Independent Director, notified the Company of his intention to resign, effective March 7, 2023. Mr. Lassiter has served as a director of the Company since July 2021. Mr. Lassiter’s departure was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Following Mr. Lassiter’s resignation, the Company’s independent directors appointed Stephen Baker as the Company’s Lead Independent Director, effective March 7, 2023. Mr. Baker has served on the Board since July 2021 and is currently the Chair of the Finance Committee and a member of the Audit Committee and Environmental, Social and Governance Committee of the Board.

Appointment of New Director

On March 7, 2023, the Board appointed Angela Archon as a director of the Company. Ms. Archon will serve as Chair of the Corporate Governance Committee of the Board and as a member of the Organization and Compensation Committee and Environmental, Social and Governance Committee of the Board. Ms. Archon will serve as a Class III Director, to fill the vacancy created by Mr. Lassiter’s resignation, until the Company’s 2024 annual meeting of stockholders or until her earlier resignation or removal.

Ms. Archon’s career includes over 30 years at International Business Machines (IBM) where she held various global executive leadership roles in strategy, operations, customer relations, IT systems, business development and supply chain management. Ms. Archon also has significant public board experience. She currently serves on the Board of Spirax-Sarco Engineering plc, which is a world leading thermal energy management and niche pumping specialist, and previously served on the boards of Switch, Inc. and H&R Block. Ms. Archon also serves on the board of Stewardship Trustees of CommonSpirit Health, the nation’s largest Catholic healthcare system.

The Board has determined that Ms. Archon is independent under the terms of the Company’s Categorical Standards for Director Independence and all applicable rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission.

As a member of the Board, Ms. Archon will participate in the same compensation program as the other non-employee members of the Board, as described under “Director Compensation” in the Company’s proxy statement for its 2022 annual meeting of stockholders, dated March 24, 2022.

There are no understandings or arrangements between Ms. Archon and any other person pursuant to which Ms. Archon was appointed to serve on the Board. There are no existing relationships between Ms. Archon and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On March 8, 2023, the Company issued a press release announcing the foregoing updates, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01.	Financial Statements and Exhibits
Exhibit	Description
99.1	Press Release dated March 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2023

DT MIDSTREAM, INC. (Registrant)
by
/s/ Jeffrey Jewell
Name: Jeffrey Jewell
Title: Chief Financial Officer